EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and officers of Curative Health Services, Inc., a Minnesota corporation (the “Company”), appoints Paul F. McConnell and John C. Prior as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and/or file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to all of the Company’s registration statements that are currently effective, with all exhibits thereto and other documents in connection therewith, including the following:

1.                                       Post-Effective Amendment No. 3 to the Registration Statement on Form S-8 (File No. 33-44414) pertaining to the Curative Health Services, Inc. 2000 Stock Incentive Plan;

2.                                       Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (File No. 333-98253, 333-107305 and 33-60852) pertaining to the Curative Health Services, Inc. 2000 Stock Incentive Plan;

3.                                       Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-83342, 333-89254 and 333-102965) pertaining to shares to be sold by certain selling shareholders;

4.                                       Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-115808) pertaining to the Paul McConnell Restricted Stock Unit Award Agreement Dated April 24, 2004;

5.                                       Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (File No. 333-65753) pertaining to the Curative Health Services, Inc. Non-Employee Director Stock Option Plan, as amended;

6.                                       Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (File No. 33-85188) pertaining to the Curative Health Services, Inc. Employee 401(k) Savings Plan;

7.                                       Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (File No. 33-65710) pertaining to the Curative Health Services, Inc. Director Share Purchase Program;

8.                                       Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (File No. 333-98251 and 333-73376) pertaining to the Curative Health Services, Inc. 2001 Broad-Based Stock Incentive Plan;

9.                                       Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (File No. 333-65751 and 33-65712) pertaining to the Curative Health Services, Inc. 1991 Stock Option Plan, as amended;

10.                                 Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (File No. 333-60854) pertaining to the Curative Health Services, Inc. Non-Employee Director Stock Option Plan;

11.                                 Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (File No. 333-107305 and 333-73376) pertaining to Non-Qualified Stock Option Agreements for Michelle LeDell, Frank Berning, Josephine Kelly, Michael Mascitelli, Ralph Luts, Kathleen Izzo, Carole J. Barry, James Cantwell, Pamela Plaster, Cheryl Jorgenson, Rebecca Klaus, Renee West, Paul M. Frank, Richard Amico, David Lawson, Steven Michurski and Beth Oliver; and

12.                                 Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (File No. 333-45553) pertaining to the Curative Health Services, Inc. 1991 Stock Option Plan and Other Compensatory Contracts Constituting Employee Benefit Plans;

Further, the undersigned do hereby grant unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done in and about the foregoing premises, as fully to all intents and purposes as he or they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of his or their respective substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, each of the undersigned has subscribed these presents this 7th day of June, 2006.

Signature	Title

/s/ PAUL F. MCCONNELL	Chief Executive Officer and Director
Paul F. McConnell	(principal executive officer)

/s/ JOHN C. PRIOR	Chief Financial Officer, Chief Operating Officer and Director
John C . Prior	(principal financial and accounting officer)

/s/ PAUL S. AUERBACH	Director
Paul S. Auerbach, MD

/s/ DANIEL E. BERCE	Director
Daniel E. Berce

/s/ LAWRENCE ENGLISH	Director
Lawrence English

/s/ TIMOTHY I. MAUDLIN	Chairman of the Board
Timothy I. Maudlin

/s/ GERARD MOUFFLET	Director
Gerard Moufflet